                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 5, 2006

                         CABLEVISION SYSTEMS CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                   DELAWARE                              NO. 1-14764                  NO. 11-3415180
                   --------                              -----------                  --------------
(State or other jurisdiction of incorporation)     (Commission File Number)  (IRS Employer Identification No.)

                               CSC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                            (State of Incorporation)

                    1-9046                                11-2776686
            (Commission File Number)        (IRS Employer Identification Number)

              1111 STEWART AVENUE
              BETHPAGE, NEW YORK                            11714
              ------------------                            -----
   (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (516) 803-2300


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

         On July 5, 2006, Rainbow National Services LLC ("RNS"), an indirect wholly owned subsidiary of Cablevision Systems Corporation and CSC Holdings, Inc., entered into a Credit Agreement, dated as of July 5, 2006 (the "Credit Agreement"), with the lenders named therein, providing for an $800 million senior secured credit facility, which consists of a $500 million Term Loan A Facility and a $300 million revolving credit facility. As of July 5, 2006, the entire $500 million Term Loan A and $10 million under the revolving credit facility had been borrowed. RNS used the $510 million borrowed under the Credit Agreement and approximately $88 million of additional available cash to repay all of its outstanding borrowings, accrued interest and fees under a previous credit facility, which consisted of a $600 million term loan and a $350 revolving credit facility, and to pay fees and expenses incurred in connection with the Credit Agreement. RNS may use future borrowings under the Credit Agreement to make investments and other payments permitted under the Credit Agreement and for general corporate purposes. The borrowings under the Credit Agreement may be repaid without penalty at any time, subject to the possible payment of customary break fees for early repayment of Eurodollar-based borrowings.

         Borrowings under the Credit Agreement are direct obligations of RNS which are guaranteed by all of its restricted subsidiaries and by Rainbow Programming Holdings LLC (the direct parent of RNS) and are secured by the pledge of the stock of RNS and all of its restricted subsidiaries and all of the other assets of RNS and its restricted subsidiaries (subject to certain limited exceptions). Borrowings under the Credit Agreement may be subject to the Base Rate or the Eurodollar Base Rate (as each term is defined in the Credit Agreement). The interest rate under the Credit Agreement varies, depending on RNS's cash flow ratio (as defined in the Credit Agreement), from 1% to 1.50% over the Eurodollar Base Rate for Eurodollar-based borrowings and from zero to 0.50% over the Base Rate for Base Rate borrowings. The Term Loan A is to be repaid in quarterly installments equal to 1.25% of the outstanding aggregate principal amount each quarter from March 31, 2008 until December 31, 2010, 2.5% of the outstanding aggregate principal amount each quarter from March 31, 2011 until December 31, 2012, 32.5% of the outstanding aggregate principal amount on March 31, 2013, and the remainder of the outstanding aggregate principal amount on June 30, 2013.

         The principal covenants include a limitation on the incurrence of additional indebtedness based upon a maximum ratio of total indebtedness to cash flow (as defined in the Credit Agreement) of 6.75:1, decreasing to 6.25:1 on and after July 1, 2008; a maximum ratio of senior secured debt to cash flow of 5.5:1; a minimum ratio of cash flow to interest expense of 1.75:1; and restrictions on liens, guarantees, investments, dividends and distributions and transactions with affiliates.

         The foregoing discussion is qualified by reference to the full text of the Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

                                       2
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         (d) Exhibits.

         99.1 Credit Agreement, dated as of July 5, 2006, among Rainbow National Services LLC, as Borrower, Rainbow Programming Holdings LLC and certain subsidiaries of RNS, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Book Runners, Bank of America, N.A., as Syndication Agent, and Credit Suisse, Citicorp North America, Inc. and Wachovia Bank, National Association as Co-Documentation Agents.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CABLEVISION SYSTEMS CORPORATION
                                        (Registrant)


                                        By:   /s/ Michael P. Huseby
                                           -------------------------------------
                                           Name:    Michael P. Huseby
                                           Title:   Executive Vice President
                                                    and Chief Financial Officer

Dated: July 7, 2006


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CSC HOLDINGS, INC.
                                        (Registrant)


                                        By:   /s/ Michael P. Huseby
                                           ------------------------------------
                                           Name:    Michael P. Huseby
                                           Title:   Executive Vice President
                                                    and Chief Financial Officer

Dated: July 7, 2006

                                       4